Exhibit 11:
                             TranSwitch Corporation
                      Computation of Earnings per Share (1)
                                   (Unaudited)
                      (in thousands, except per share data)


                                                  Three Months Ended          Six Months Ended
                                                       June 30,                   June 30,
                                                   1999        1998           1999        1998
                                                   ----        ----           ----        ----
Basic earnings per share:
  Net income                                       4,641       1,020          7,765       1,581
                                                  ======      ======         ======      ======
  Weighted average number of common shares
   outstanding during the period                  25,495      20,351         24,799      20,127
                                                  ------      ------         ------      ------
  Basic earnings per share                          0.18        0.05           0.31        0.08
                                                  ======      ======         ======      ======


Diluted earnings per share:
  Net income                                       4,641       1,020          7,765       1,581
                                                  ======      ======         ======      ======
  Weighted average number of common shares
   outstanding during the period                  25,495      20,351         24,799      20,127

  Common stock issuable with respect to:
      Stock options and warrants                   2,092       1,080          2,130       1,080
      Convertible preferred stock                   --           780           --           780

  Adjusted weighted average number of shares
   outstanding during the period                  27,587      22,211         26,929      21,987

  Diluted earnings per share                        0.17        0.05           0.29        0.07
                                                  ======      ======         ======      ======

(1) This exhibit should be read in connection with "Consolidated Statement of Stockholders' Equity" in Note 3 of the notes to the Consolidated Financial Statements.
(2) Diluted per share amount is the same as basic for the three months ended June 30, 1998.